Exhibit 99.1

China Information Technology, Inc.
Completes Reorganization Merger

SHENZHEN, China, October 31, 2012 -- China Information Technology, Inc. (the “Company”) (Nasdaq: CNIT), a leading provider of information technologies and display technologies based in China, today announced that the reorganization merger to reorganize the Company as a British Virgin Islands company (the “Reorganization Merger”) has been completed.

Pursuant to the Reorganization Merger, each outstanding share of the common stock of the Company was converted into the right to receive one ordinary share of China Information Technology, Inc., a British Virgin Islands company (“CNIT BVI”). The ordinary shares of CNIT BVI are listed on the NASDAQ Global Select Market under the trading symbol “CNIT,” the same symbol under which the common stock of the Company were listed.

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in geographic information systems (GIS), digital public security technology (DPST), and hospital information systems (HIS), as well as high-end digital display products and solutions in China. Headquartered in Shenzhen, China, the Company's integrated solutions include specialized software, hardware, systems integration, and related services to help its customers improve efficiency in information management. To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein, are “forward-looking statements”. These forward-looking statements, often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Iris Yan
Tel: +86 755 8370 4767
Email: IR@chinacnit.com
Web: http://www.chinacnit.com